Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80619, 333-59869 and 333-70201) pertaining to the 1992 Stock
Plan, the 1992 Consultant Stock Plan, the 1995 Director Option Plan, the 1995 Employee Stock Purchase Plan and the 1999 Nonstatutory Stock Option Plan and in the Registration Statement (Form S-3 No. 333-45895) of VidaMed, Inc. of our report dated January 15, 1999 (except for Note 1, under the caption "Liquidity", and Note 13, as to which the date is August 20, 1999), with respect to the consolidated financial statements of VidaMed, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission


                                                    /s/  ERNST & YOUNG LLP
                                                         Palo Alto, California
                                                         August 25, 1999


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